SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 29th day of April, 2009.

AMONG:

MARKTECH ACQUISITION CORP., a corporation duly formed under the laws of British Columbia with its principal office at 3045 Quennell Road, PO Box 13, Nanaimo, BC V9X 1K5

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

WORLDBID INTERNATIONAL INC., a company duly continued under the laws of Nevada with its principal office at Suite 201, 801 Peace Portal Drive, Blaine, WA 98230

(hereinafter referred to as “Worldbid")

OF THE SECOND PART

AND:

TERRACE VENTURES INC., a Nevada corporation with its principal office at 810 Peace Portal Drive, Suite 202, Blaine, WA 98230

(hereinafter referred to as “Terrace")

OF THE THIRD PART

AND:

GEOBIZ SYSTEMS INC., a Nevada corporation with its registered office at 8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123

(hereinafter referred to as the "Purchaser")

OF THE FOURTH PART

WHEREAS:

A.                        Worldbid is a wholly-owned subsidiary of the Vendor;

B.                        The Purchaser has offered to purchase all of the issued and outstanding shares of Worldbid from the Vendor;

C.                        The Vendor has agreed to sell to the Purchaser all of the issued and outstanding shares of Worldbid held by the Vendor on the terms and conditions set forth herein;

D.                        The Purchaser is a wholly-owned subsidiary of Terrace; and

E.                        In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.                        INTERPRETATION

1.1                      Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which Worldbid is engaged, namely:

(i) the operation of an international web-based business-to-business and government-to- business facilitation service; and

(ii) any other enterprise that is directly related to the foregoing.

(b)

"Closing Date" means the tenth (10th) business day following the day on which the Vendor delivers the financial statements referred to in Article 5 to the Purchaser or such other date as may be mutually agreed upon by the parties hereto but in any event not more than one hundred five (105) days from the date of this Agreement.

(c)	“Worldbid Financial Statements” means those draft unaudited financial statements of Worldbid as at April 30, 2007, attached as Schedule “A” hereto.

(d)	"Terrace Audited Financial Statements" means those audited financial statements of Terrace as at April 30, 2008 filed with the SEC on August 13, 2008.

(e)	"Terrace Financial Statements" means, collectively, the Terrace Audited Financial Statements and the Terrace Unaudited Financial Statements.

(f)	“Terrace Unaudited Financial Statements” means those unaudited financial statements of Terrace as at January 31, 2009 filed with the SEC on March 13, 2009.

(g)	“Securities Act” means the United States Securities Act of 1933, as amended.

(h)	“SEC” means the United States Securities and Exchange Commission.

(i)	"Worldbid Shares" means the 6,004,408 shares of the capital stock of Worldbid held by the Vendor, being all of the issued and outstanding shares of Worldbid.

1.2                      All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3                      The following schedules are attached to and form part of this Agreement:

Schedule A	-	Worldbid Financial Statements
Schedule B	-	Employment, Service & Pension Agreements of Worldbid

2.                        PURCHASE OF SHARES

2.1                      The Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, the Worldbid Shares held by the Vendor.

2.2                      The consideration payable by the Purchaser to the Vendor for the purchase of the Worldbid Shares shall be $250,000 (the “Purchase Price”). The Purchase Price shall be paid and satisfied as follows:

(a)	$10,000 on the Closing Date; and;

(b)	the issuance to the Vendor at Closing of promissory notes as follows:

	(i)	$15,000 payable 6 months following Closing, with no interest;

	(ii)	$50,000 payable 12 months following Closing, with no interest;

	(iii)	$75,000 payable 24 months following Closing, with no interest; and

	(iv)	$100,000 payable 36 months following Closing, with no interest,

which notes shall be convertible from time to time in whole or in part at the option of the holder into common shares of Terrace at a price of $0.05 per share.

3.                        COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR

                          The Vendor covenants with and represents and warrants to the Purchaser and Terrace as follows, and acknowledges that the Purchaser and Terrace are relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Worldbid Shares:

3.1                      Worldbid has been duly incorporated and organized, is a validly existing corporation and is in good standing under the laws of Nevada; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business in accordance with the terms of its business plan.

3.2                      The authorized capital of Worldbid consists of Two Hundred Million (200,000,000) shares, of which One Hundred Million (100,000,000) shares are common stock, with a par value of $0.001 per share, and One Hundred Million (100,000,000) shares are preferred stock, with a par value of $0.001 per share. There are 6,004,408 shares of common stock and no shares of preferred stock issued and outstanding.

3.3                      The Worldbid Shares owned by the Vendor are owned by it as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3.4                      No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Worldbid Shares held by it.

3.5                      No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Worldbid or of any securities of Worldbid.

3.6                      Worldbid does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

3.7                      Worldbid will not, without the prior written consent of the Purchaser, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of Worldbid.

3.8                      Worldbid is not party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

3.9                      The books and records of Worldbid fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Worldbid as at the date hereof, and all material financial transactions of Worldbid relating to the Business have been accurately recorded in such books and records.

3.10                    The Worldbid Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Worldbid as at the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities other than increases arising as a result of carrying on the Business in the ordinary and normal course.

3.11                    The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of Worldbid or the Vendor or of any indenture, instrument or agreement, written or oral, to which Worldbid or the Vendor may be a party.

3.12                    The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of Worldbid and the Vendor, result in the violation of any law or regulation of the Canada or the United States or of any states in which they are resident or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which Worldbid or the Business may be subject.

3.13                    This Agreement has been duly authorized, validly executed and delivered by Worldbid and the Vendor.

3.14                    The Business has been carried on in the ordinary and normal course by Worldbid since the date of the Worldbid Financial Statements and will be carried on by Worldbid in the ordinary and normal course after the date hereof and up to the Closing Date.

3.15                    No capital expenditures in excess of $5,000 will be made or authorized by Worldbid after the date hereof and up to the Closing Date without the prior written consent of the Purchaser.

3.16                    Except as disclosed in Schedule “B” hereto, Worldbid is not a party to any written or oral employment, service or pension agreement, and, Worldbid does not have any employees who cannot be dismissed on not more than one month's notice without further liability.

3.17                    Worldbid does not have outstanding any bonds, debentures, mortgages, notes or other secured indebtedness, and Worldbid is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

3.18                    Worldbid is not the owner, lessee or bound under any agreement to own or lease, any real property.

3.19                    Worldbid owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in the Worldbid Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.20                    Except as disclosed herein Worldbid does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment agreements, except:

(a)	agreements, contracts and commitments in the ordinary course of business;

(b)	service contracts on office equipment; and

(c)	the employment and services agreements described in the Schedules hereto.

3.21                    There are no material actions, suits or proceedings (whether or not purportedly on behalf of Worldbid), pending or threatened against or affecting Worldbid or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither Worldbid nor the Vendor is aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.22                    Worldbid is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and Worldbid is entitled to all benefits thereunder.

3.23                    To the best of the knowledge of Worldbid and the Vendor, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.24                    To the best of the knowledge of Worldbid and the Vendor, Worldbid is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, Worldbid is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which Worldbid owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.25                    All facilities and equipment owned or used by Worldbid in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

3.26                    Worldbid has made full disclosure to the Purchaser of all aspects of the Business and has made all of its books and records available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by Worldbid or the Vendor.

3.27                    There are no material liabilities of Worldbid of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which Worldbid or the Purchaser may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the Worldbid Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Worldbid Financial Statements, none of which has been materially adverse to the nature of the Business, results of operations, assets, financial condition or manner of conducting the Business.

3.28                    The Articles, bylaws and other constating documents of Worldbid in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.29                    The directors and officers of Worldbid are as follows:

Name	Position
Logan B. Anderson	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Paul Wagorn	Chief Technical Officer

4.                        COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND TERRACE

                          The Purchaser and Terrace covenant with and represent and warrant to the Vendor as follows and acknowledge that the Vendor is relying upon such covenants, representations and warranties in entering into this Agreement:

4.1                      The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2                      Terrace has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the United States Securities Exchange Act of 1934 and is in good standing with respect to all filings required to be made under such statute with the SEC; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.3                      The directors and officers of the Purchaser are as follows:

Name	Positions
Howard Thomson	President and Director
Don Archibald	Secretary and Treasurer

4.4                      The directors and officers of Terrace are as follows:

Name	Positions
Howard Thomson	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

4.5                      The Terrace Audited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Terrace as at the date thereof.

4.6                      The Terrace Unaudited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Terrace as of the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities.

4.7                      There have been no material adverse changes in the financial position or condition of Terrace or damage, loss or destruction materially affecting the business or property of Terrace since the date of the Terrace Unaudited Financial Statements except as may be disclosed by Terrace in Current Reports on Form 8-K filed with the SEC.

4.8                      Terrace and the Purchaser have made full disclosure to the Vendor of all material aspects of Terrace’s business and has made all of its books and records available to the representatives of the Vendor in order to assist the Vendor in the performance of its due diligence searches and no material facts in relation to Terrace’s business have been concealed by Terrace or the Purchaser.

4.9                      Neither Terrace nor the Purchaser is party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness or any other person, firm or corporation.

4.10                    There are no actions, suits or proceedings (whether or not purportedly on behalf of Terrace or the Purchaser), pending or threatened against or affecting Terrace or the Purchaser or affecting Terrace or the Purchaser’ business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Terrace or the Purchaser are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.11                    Terrace’s common shares are quoted on the NASD OTC Bulletin Board and it is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the NASD OTC Bulletin Board applicable to Terrace or its operations.

4.12                    Neither Terrace nor the Purchaser currently has any employees or is party to any collective agreements with any labor unions or other association of employees.

4.13                    Other than the Purchaser, Terrace does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Vendor.

4.14                    The business of Terrace and the Purchaser now and until the Closing Date will be carried on in the ordinary and normal course after the date hereof and upon to the Closing Date and no material transactions shall be entered into until the Closing Date without the prior written consent of the Vendor.

4.15                    Neither Terrace nor the Purchaser is indebted to any of its directors or officers nor are any of Terrace or the Purchaser’s directors or officers indebted to them.

4.16                    Terrace and the Purchaser have good and marketable title to their properties and assets as set out in the Terrace Audited Financial Statements and such properties and assets are not subject to any mortgages, pledges, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.17                    The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of the Terrace and the Purchaser in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.18                    There are no material liabilities of Terrace or the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, other than liabilities which may be reflected on the Terrace Audited Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Terrace Audited Financial Statements, none of which has been materially adverse to the nature of the Terrace’s business, results of operations, assets, financial condition or manner of conducting the Terrace’s business.

4.19                    The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of Terrace or the Purchaser or of any indenture, instrument or agreement, written or oral, to which Terrace or the Purchaser may be a party.

4.20                    The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of Terrace and the Purchaser, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which Terrace or the Purchaser or their business may be subject.

4.21                    This Agreement has been duly authorized, validly executed and delivered by the Terrace and the Purchaser.

4.22                    Neither Terrace nor the Purchaser has any contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice.

4.23                    No agreement has been made with Terrace or the Purchaser in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against Worldbid or the Vendor for a finder's fee, brokerage commission or similar payment.

5.                      ACTS IN CONTEMPLATION OF CLOSING

5.1                      The Vendor covenants and agrees with the Purchaser and Terrace to, no less than ten (10) days prior to the Closing Date, deliver to Terrace and the Purchaser those consolidated audited annual financial statements and consolidated unaudited interim financial statements of Worldbid as are required by Section 210.3 -05 promulgated under Regulation S-X of the SEC in order to permit Terrace to make the SEC filings required in respect of the purchase and sale of the shares of Worldbid in accordance with this Agreement.

6.                        CONDITIONS OF CLOSING

6.1                      All obligations of Terrace and the Purchaser under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

(a)	Completion of satisfactory due diligence by Terrace;

(b)

The respective representations and warranties of the Vendor contained in this Agreement or in any Schedule hereto or certificate or other document delivered to Terrace and the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and Terrace and the Purchaser shall have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for Terrace and the Purchaser and signed under seal by the Vendor and by a senior officer of Worldbid to the effect that their respective representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in

Article 3 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Terrace and Purchaser;

(c)

The Vendor shall have caused to be delivered to Terrace and the Purchaser an opinion of legal counsel acceptable to Terrace and the Purchaser's legal counsel in form and substance satisfactory to Terrace and the Purchaser, dated as of the Closing Date, to the effect that:

(i)

Worldbid owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, those assets described in the balance sheet included in the Worldbid Financial Statements and the Schedules to this Agreement, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever and howsoever arising;

(ii)

Worldbid has been duly incorporated, organized and is validly existing under the laws of the State of Nevada, has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to filings with the appropriate governmental authorities;

(iii) the issued and authorized capital of Worldbid is as set out in this Agreement and all of the issued and outstanding shares have been validly issued as fully paid and non- assessable;

(iv)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Worldbid Shares to be duly and validly transferred to and registered in the name of the Purchaser; and

(v)

the consummation of the purchase and sale contemplated by this Agreement, including, but not limited to, the transfer of the Worldbid Shares to the Purchaser, will not be in breach of any laws of the State of Nevada, and, in particular but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Vendor and Worldbid has not breached and the consummation of the purchase and sale contemplated hereby will not be in breach of any laws of Nevada or of any other country or state in which the Vendor is resident or Worldbid carries on business;

and, without limiting the generality of the foregoing, that all corporate proceedings of Worldbid, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for Terrace and the Purchaser, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(d)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of Worldbid or the Business (financial or otherwise) from that shown on or reflected in the Worldbid Financial Statements.

(e)	No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date.

(f)	Worldbid shall have delivered to Terrace and the Purchaser those financial statements of Worldbid specified in paragraph 5.1 hereof.

(g)

Resignation of Logan Anderson from all positions of Worldbid and appointment of Howard Thomson to all positions, including sole director, except for the position of Chief Technical Officer which shall continue to be held by Paul Wagorn.

6.2                      In the event any of the foregoing conditions contained in paragraph 6.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of Terrace or the Purchaser, Terrace or the Purchaser may terminate this Agreement by written notice to the Vendor and, in such event, Terrace and the

Purchaser shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by Terrace and the Purchaser without prejudice to its rights of termination in the event of the non-fulfillment of any other conditions.

6.3                      All obligations of the Vendor under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of Terrace and the Purchaser contained in this Agreement or in any Schedule hereto or certificate or other document delivered to Worldbid and the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Vendor shall have received on the Closing Date a certificate dated as of the Closing Date, in a form satisfactory to the Vendor and signed under seal by a senior officer of Terrace and the Purchaser, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor.

(b)

Terrace and the Purchaser shall have caused to be delivered to the Vendor either a certificate of an officer of Terrace and the Purchaser or, at the Vendor's election, an opinion of legal counsel acceptable to counsel to the Vendor, in either case, in form and substance satisfactory to the Vendor, dated as of the Closing Date, to the effect that:

(i)

Terrace and the Purchaser have been duly incorporated and organized and are validly subsisting under the laws of the State of Nevada, they have the corporate power to own or lease their properties and to carry on the business that is now being conducted by them and are in good standing with respect to all filings with the appropriate corporate authorities in Nevada and, as to Terrace, with respect to all annual and quarterly filings with the SEC;

	(ii)	the issued and authorized capital of Terrace and the Purchaser are as set out in this Agreement and all issued shares have been validly issued as fully paid and non- assessable;

(iii)

the consummation of the purchase and sale contemplated by this Agreement in consideration of the purchase of the Worldbid Shares from the Vendor, will not be in breach of any laws of Nevada and, in particular, but without limiting the generality of the foregoing, the execution and delivery of this Agreement by Terrace and the Purchaser has not breached, and the consummation of the purchase and sale contemplated hereby will not be in breach of, any securities laws of the United States of America;

and, without limiting the generality of the foregoing, that all corporate proceedings of Terrace and the Purchaser, their shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Vendor and Worldbid, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favorable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of Terrace or the Purchaser from that shown on or reflected in the Terrace Audited Financial Statements.

6.4                      In the event that any of the conditions contained in paragraph 6.3 hereof shall not be fulfilled or performed by Terrace or the Purchaser at or before the Closing Date to the reasonable satisfaction of the Vendor then the Vendor shall have all the rights and privileges granted to Terrace and the Purchaser under paragraph 6.2, mutatis mutandis.

7.                        CLOSING ARRANGEMENTS

7.1                      The closing shall take place on the Closing Date at the offices of Northwest Law Group at Suite 950, 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8, or at such other time and place as the parties may mutually agree.

7.2                      On the Closing Date, upon fulfillment of all the conditions set out in Article 6 which have not been waived in writing by the Purchaser or by the Vendor, as the case may be, then:

(a)	the Vendor shall deliver to the Purchaser:

(i)

certificates representing all the Worldbid Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid;

(ii) the certificates and opinion referred to in paragraph 6.1; and

(iii) evidence satisfactory to Terrace and the Purchaser and their legal counsel of the completion by Worldbid and the Vendor of those acts referred to in paragraph 5.1.

(b)	the Vendor shall cause the Worldbid Shares to be transferred into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of Worldbid;

(c)	Terrace and the Purchaser shall issue and deliver to the Vendor the certificates and officer's certificate referred to in paragraph 6.3.

8.                        INTERIM ADVANCE

8.1                     Terrace has agreed to advance $5,000 to Worldbid to fund expenditures pending Closing of this Agreement. Worldbid acknowledges receipt of the advance totaling $5,000 to date.

8.2                      Worldbid shall not use the funds advanced for any purpose other than maintenance of the intellectual property of Worldbid and payment of salaries of employees and contractors of Worldbid.

8.3                      All advances made under this Section 8 shall be non-interest demand loans to Worldbid pending Closing. In the event that Closing does not take place, the advances will be immediately due and payable to Terrace and will bear interest at 10% per annum from the date of advancement of the funds.

9.                        GENERAL PROVISIONS

9.1                      Time shall be of the essence of this Agreement.

9.2                      This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Worldbid Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

9.3                      This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this Agreement without the consent of the Vendor or Worldbid.

9.4                      Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may change its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

9.5                      No claim shall be made by Worldbid or the Vendor against Terrace or the Purchaser, or by Terrace or the Purchaser against Worldbid or the Vendor, as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to such party exceeds $5,000.

9.6                      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

9.7                      This Agreement has been prepared by O’Neill Law Group PLLC as legal counsel for Terrace and the Purchaser, and the Vendor and Worldbid acknowledge and agree that they have been advised to seek separate legal counsel with respect to the matters contained in this Agreement.

9.8                      This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MARKTECH ACQUISITION CORP.
by its authorized signatory:

/s Mark Reynolds
Mark Reynolds, President and Secretary

WORLDBID INTERNATIONAL INC.
by its authorized signatory:

/s/ Logan B. Anderson
Logan B. Anderson, President

TERRACE VENTURES INC.
by its authorized signatory:

/s/ Howard Thomson
Howard Thomson, President

GEOBIZ SYSTEMS INC.
by its authorized signatory:

/s/ Howard Thomson
Howard Thomson, President

SCHEDULE "A"
To the Share Purchase Agreement among
Marktech Acquisition Corp., Worldbid International Inc.,
Terrace Ventures Inc. and Geobiz Systems Inc.
dated for reference as of April 29, 2009

WORLDBID FINANCIAL STATEMENTS

WORLDBID INTERNATIONAL INC

BALANCE SHEET
(Stated in U.S. Dollars)
(Unaudited)

April 30
2007

ASSETS

Current
Cash	$14,316
Trade accounts receivable	4,523
Receivables, other	3,201
22,040

Security Deposits	31,079
Equipment	4,649
Intangible Assets	-

$57,768

LIABILITIES

Current
Accounts payable and accrued liabilities	$95,900
Due to related party	21,680
Deferred income	18,885
136,465

NET DEFICIT	(78,697)

$57,768

WORLDBID INTERNATIONAL INC.

STATEMENT OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

		YEAR ENDED
		APRIL 30
		2007

Revenues		$262,161

Selling Expenses
Advertising	$16,278
Salaries and commissions	35,732	52,010

General and Office Expenses
Accounting	13,721
Amortization	1,147
Bank charges and interest	12,383
Office expenses	4,758
Officers remuneration	99,387
Salaries and benefits	34,286
Technical support	28,672
Telephone	8,199	202,553

Total Expenses		254,563

Net Income From Operations For The Year		$7,598

SCHEDULE "B"
To the Share Purchase Agreement among
Marktech Acquisition Corp., Worldbid International Inc.,
Terrace Ventures Inc. and Geobiz Systems Inc.
dated for reference as of April 29, 2009

EMPLOYMENT, SERVICE & PENSION AGREEMENTS OF WORLDBID

Paul Wagorn, Chief Technical Officer, is paid $9,500 CDN per month on a month-to-month basis.